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                                                                    EXHIBIT 10.7

                           SOFTWARE LICENSE AGREEMENT

                  THIS SOFTWARE LICENSE AGREEMENT (the "Agreement") is dated as of April 27, 2001 (the "Effective Date"), and is by and between PaySys International, Inc., a Florida corporation, and Delos Payment Systems, Inc., a Delaware corporation.

                  WHEREAS, pursuant to that certain Contribution Agreement, dated as of April 27, 2001, between PaySys and Delos (the "Contribution Agreement"), PaySys transferred and assigned to Delos inter alia, all of its right, title and interest in and to those certain computer software programs and related materials generally known as the "dBB Software" as defined therein;

                  WHEREAS, in connection with the Contribution Agreement, Delos agreed to grant PaySys a limited license to use the dBB System as set forth herein; and

                  WHEREAS, Delos has agreed to make certain covenants that will, for limited periods of time, restrict Delos from using the dBB Platform and dBB Applications as set forth herein and from marketing or selling the same as set forth herein.

                  NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. In this Agreement, the following terms have the meanings specified or referred to in this Section 1 and shall be equally applicable to both the singular and plural forms. In this Agreement, the words "including", "include" and "includes" shall each be deemed to be followed by the term "without limitation". Any agreement, schedule, attachment or exhibit referred to herein shall mean such agreement, schedule, attachment or exhibit as amended, restated, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement. References to any statute or regulation means such statute or regulation as amended from time to time and includes any successor statute or regulation. Unless otherwise stated, references to recitals, articles, sections, paragraphs, schedules and exhibits shall be references to recitals, articles, sections, paragraphs, schedules and exhibits of this Agreement.

(a)      "AAA" has the meaning set forth in Section 2(a) of Schedule 15(a).

(b) "ACCOUNT" shall mean an active or inactive physical, virtual or other type of check card ATM card, debit card, credit card (including private label and retail credit card), charge card, commercial card, bank card, oil card, payment card, electronic benefit payment card, smart card, stored value card or other similar card, device, program or similar or replacement technology, whether presently existing or hereafter invented, that is used directly or indirectly in connection with the initiation, transmission, capturing, authorization, processing, clearing, settlement or recording of related financial and monetary transactions and related data capture and processing.


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(c)      "ACCOUNT-RELATED PROCESSING" shall mean services relating to the direct or indirect initiation, transmission, capture, authorization, processing, clearing, settling and recording of financial and monetary transactions with respect to Accounts.

(d) "AFFILIATE" shall mean an entity (including any joint venture or alliance) that, directly or indirectly, owns or controls, is owned or is controlled by or is under common ownership or control with another entity (including any joint venture or alliance). For purposes hereof, an entity, shall be deemed to "own or control" another entity if and for so long as it beneficially owns fifty percent (50%) or more of the voting equity securities or other equivalent voting interests of the other entity. Notwithstanding the foregoing, with respect to PaySys, if that certain transaction contemplated by that certain Agreement and Plan of Merger by and among First Data Corporation, PSI Merging Corporation, PaySys International, Inc. and certain shareholders of PaySys International, Inc. dated April 27, 2001 is consummated, Affiliates of First Data Corporation, as well as the entities set forth on Schedule 1(d) shall be deemed to be Affiliates of PaySys.

(e)      "AGREEMENT" has the meaning set forth in the first paragraph.

(f)      "ARBITRATION DEMAND" has the meaning set forth in Section 2(b) of
         Schedule 15(a).

(g)      "ARBITRATION PANEL" has the meaning set forth in Section 2(d) of
         Schedule 15(a).

(h)      "BASIC QUALIFICATIONS" has the meaning set forth in Section 2(b) of
         Schedule 15(a).

(i) "BILL PAYMENT SERVICES" shall mean a bill payment service undertaken through a Money Transfer Service whereby a Person sends money to a biller in exchange for a fee.

(j) "CHECK RELATED-PROCESSING" shall mean services relating to the direct or indirect processing, verification, clearing, approval, settling and recording of financial and monetary transactions with respect to Check Services.

(k) "CHECK SERVICES" shall mean any one or any combination of check verification, check guarantee, electronic check conversion and check collection; provided that Check Services shall not include activities related to the processing of checks through the Federal Reserve System (other than those set forth herein) or the processing of any demand deposit account on which a check is drawn or into which a check is deposited.

(l)      "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 13(a).

(m) "CONTRIBUTION AGREEMENT" has the meaning set forth in the first recital.

(n) "DBB APPLICATION" shall mean any computer software program, including any DSL that is not a system DSL, and related user and technical manuals, documentation and other materials that is created using the dBB System.


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(o)      "DBB LIABILITIES" shall mean the liabilities listed on Schedule B of the Contribution Agreement and assumed by Delos in accordance with
         Section 3.2 of the Contribution Agreement.

(p) "DBB PATENT APPLICATION" shall mean each of the patent applications set forth on Schedule 1(p), together with all letters patents, statutory invention registrations, divisions, continuations and continuations-in-part, reissues, renewals and extensions thereto.

(q) "DBB PLATFORM" shall mean the most current (as of the Effective Date) Microsoft Windows NT version of that certain computer program commonly known as the "dBB Platform", both in source code format in C++ programming language, and as compiled into executable code format, (along with the Integrated Development Environment, including the computer programs commonly known as the Localization Editor, the User Admin Editor and the Visual Workflow Modeler, all of the application program interfaces that are designed to be used in conjunction with the computer application programs which are created using and/or executable by the dBB Platform, the system DSLs, DSLs and development tools and related documentation), all as identified in Schedule 1(q).

(r) "DBB SOFTWARE" shall mean the following: (i) the computer program known as dBB Platform currently in source code format in the C++ programming language, including all versions, including Versions 1.945(b), 3.106(b) and 3.202 thereof; (ii) all of the computer programs commonly referred to as "libraries" in dBB serial language which are created using and/or executable by the dBB Platform; (iii) all of the computer application programs in DSL which are created using and/or executable by the dBB Platform, including the application programs known as B2B Prototype, Apogee Prototype, Flooz Prototype, Fraud Dossier, Step Stone, Commercial Card, ECDM, Desktop and Eservice; (iv) the computer programs known as the Integrated Development Environment, including the computer programs known as the Localization Editor, the User Admin Editor and the Visual Workflow Modeler; (v) all of the application program interfaces that are designed to be used in conjunction with the computer application programs which are created using and/or executable by the dBB Platform, including that certain application program interface currently in common business oriented language (COBOL) designed to be used in conjunction with the Fraud Dossier, Step Stone, and/or commercial card application programs; and (vi) all corrections, fixes, modifications, enhancements, updates, upgrades, new releases, versions and translations of or to any of the foregoing, regardless of whether made by PaySys or its employees, agents, contractors, customers or licensees.

(s) "DBB SYSTEM" shall mean the dBB Platform and all Intellectual Property embodied therein or relating thereto.

(t) "DBB THIRD PARTY SOFTWARE" shall mean the software, tools, utilities, compilers, operating systems and the like as well as associated documentation that as of the Effective Date is owned by Persons other than Delos or its Affiliates that is required to be used in combination with the source code relating to the dBB System for the effective


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         development, maintenance and implementation of the same, all as identified in Schedule 1(t).

(u) "DELOS" shall mean Delos Payment Systems, Inc., a Delaware corporation, and its permitted successors and permitted assigns.

(v)      "DELOS INDEMNITEE" has the meaning set forth in Section 11(a).

(w) "DISPUTE" shall mean any and all disputes, controversies and claims between the parties arising from or in connection with this Agreement or the relationship of the parties under this Agreement whether based on contract, tort, common law, equity, statute, regulation, order or otherwise.

(x)      "DISPUTING PARTY" has the meaning set forth in Section 2(a) of Schedule
         15(a).

(y)      "DSL" shall mean dBB serial language.

(z)      "EFFECTIVE DATE" has the meaning set forth in the first paragraph.

(aa) "ENCUMBRANCE" shall mean any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind that could impair the ability of a Person to use or exploit the item that is so encumbered.

(bb)     "ESCROW AGENT" has the meaning set forth in Section 18(a).

(cc)     "ESCROW AGREEMENT" has the meaning set forth in Section 18(a).

(dd)     "ESCROW MATERIALS" has the meaning set forth in Section 18(a).

(ee)     "INDEMNITEE" has the meaning set forth in Section 12(a).

(ff)     "INDEMNITOR" has the meaning set forth in Section 12(a).

(gg) "INTELLECTUAL PROPERTY" shall mean any: (i) trademarks, trade names, service marks, domain names, trade dress, logos and other similar designations; (ii) copyrights and copyrightable works; (iii) patents, patent rights, patent applications, inventions and trade secrets; and
         (iv) other protectable property rights.

(hh) "MONEY TRANSFER PROCESSING" shall mean services relating to the direct or indirect initiation, transmission, capture, authorization, processing, clearing, settling and recording of financial and monetary transactions with respect to Money Transfer Services.

(ii) "MONEY TRANSFER SERVICES" shall mean, following the consummation of the merger contemplated by the certain Agreement and Plan of Merger by and among First Data Corporation, PSI Merging Corporation, PaySys International, Inc. and certain


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         shareholders of PaySys International, Inc., dated as of March 17, 2001, any one or any combination of the services presently constituting all of Western Union Financial Services, Inc.'s and its Affiliates' person to person funds delivery services and funds disbursement services, including, Domestic Money Transfer Services, International Money Transfer Services, Mexico Money Transfer Services, Quick Collect,
         Direct Connect, BidPay, Money Zap, Z-Cash, Quick Cash (including Benefits Quick Cash), and Western Union Cash Card and any replacements therefor.

(jj) "PAYSYS" shall mean PaySys International, Inc., a Florida corporation, and its permitted successors and permitted assigns.

(kk) "PAYSYS AFFILIATE CUSTOMER" shall mean any Person for which any Affiliate of PaySys other than any subsidiary of PaySys: (i) provides services and/or software; or (ii) may in the future provide services and/or software.

(ll) "PAYSYS CUSTOMER" shall mean any Person for which PaySys or any subsidiary of PaySys: (i) provides services and/or software; or (ii) may in the future provide services and/or software.

(mm)     "PAYSYS INDEMNITEE" has the meaning set forth in Section 10.

(nn) "PERSON" shall mean an individual, corporation, limited liability company, partnership, sole proprietorship, joint venture, or other form of organization or governmental agency or authority.

(oo) "PROCESSOR" shall mean any Person other than PaySys and its Affiliates that processes Accounts, performs Account-Related Processing, provides Check Services or performs Check-Related Processing, in each case for third Persons.

(pp)     "TRANSFERRED OPERATIONS" shall have the meaning set forth in Section
         2(b)(i).

2.       DELOS LICENSE GRANT.

(a) Subject to the terms and conditions of this Agreement, Delos hereby grants to PaySys a non-exclusive, nontransferable (except as otherwise provided in this Agreement), worldwide, perpetual, irrevocable (subject to Section 14), royalty-free and fully paid up license to:

         (i) use, execute, copy, modify and have modified the dBB System solely for processing Accounts, performing Account-Related Processing, providing Money Transfer Services, performing Money Transfer Processing, providing Check Services and performing Check-Related Processing internally and externally
                  (A) through any and all means now known or hereafter invented,
                  (B) on any and all operating environments and systems now known or hereafter invented, and (C) on any and all media now known or hereafter invented;

         (ii) use, execute and copy the dBB Platform and use the dBB System to create or have created modifications, enhancements, upgrades, add-ons or similar computer


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                  programs solely in connection with processing Accounts,
                  performing Account-Related Processing, providing Money Transfer Services, performing Money Transfer Processing, providing Check Services and performing Check-Related Processing, provided that PaySys' and/or its Affiliates' copyright in any such modifications, enhancements, upgrades, add-ons or similar computer programs shall extend only to the materials contributed by PaySys, its Affiliates or their respective designees, as distinguished from the dBB Platform itself;

         (iii) prepare derivative works of the dBB Platform and use the same in accordance with the limitations set forth in this Section 2, provided that PaySys' and/or its Affiliates' copyright in any such derivative work shall extend only to the materials contributed by PaySys, its Affiliates or their respective designees, as distinguished from the dBB Platform itself;

         (iv) sublicense executable versions of the dBB System and dBB Applications created using the dBB System to customers of PaySys and its Affiliates solely for use in connection with processing Accounts, performing Account-Related Processing, providing Money Transfer Services, performing Money Transfer Processing, providing Check Services and performing Check-Related Processing; and

         (v) sublicense to any Affiliate of PaySys the rights granted in Sections 2(a)(i), 2(a)(ii), 2(a)(iii) and 2(a)(iv) provided that PaySys has delivered to Delos a writing executed by an authorized representative of such Affiliate to abide by the terms of this Agreement as if such Affiliate was an original party to this Agreement.

(b)      Divested or Transferred Operations.

         (i) Should PaySys or any Affiliate of PaySys sell or otherwise transfer the assets or equity ownership of any Affiliate (which for purposes of this Section 2(b) shall include PaySys) (hereafter "Transferred Operations"), such Transferred Operations and its Affiliates shall continue to be afforded use of the dBB System, provided that such Transferred Operations or successor entity, as applicable, enter into that certain agreement substantially in the form attached hereto as
                  Schedule 2(b)(i), which Delos shall execute at no additional cost.

         (ii) In addition, if such Transferred Operations or successor entity, as applicable, desires to possess the source code for the dBB Platform and have all rights previously afforded under this Agreement, upon such Transferred Operations' or successor entity's election, as applicable, and the payment to Delos of two million dollars ($2,000,000), such Transferred Operations or successor entity, as applicable, and its Affiliates shall be entitled to possess the source code and exercise such rights, provided that such Transferred Operations or successor entity, as applicable, enter into that certain agreement substantially in the form attached hereto as Schedule 2(b)(ii), which Delos shall execute at no additional cost. If such Transferred Operations or successor entity, as applicable, does not make the payment and enter into the agreement as required by this Section 2(b)(ii)


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                  within thirty (30) days after the effective date of the sale or transfer, then such Transferred Operations shall promptly:
                  (A) delete all copies of the source code for the dBB Platform, from all computers and storage devices, and at the Transferred Operations' or successor entities' option, either immediately return to Delos all copies of the source code for the dBB Platform or destroy all copies of the source code for the dBB Platform and certify to Delos the compliance with the foregoing; and (B) enter into the agreement contemplated by
                  Section 2(b)(i).

(c) Reservation of Rights. Except for the limited rights expressly granted herein, all rights are reserved by Delos, and, except as expressly granted herein, nothing contained in this Agreement shall be construed as conferring any right or license with respect to the dBB System upon PaySys or its Affiliates, by implication, estoppel or otherwise.

3. DELIVERY OF THE DBB SYSTEM. The parties shall cooperate to specify the timing of the delivery of the dBB System to PaySys as set forth on
         Schedule 3.

4.       COVENANTS AND RESTRICTIVE COVENANTS.

(a) Installation. No later than thirty (30) days after a request by PaySys, Delos shall, at its sole cost and expense, install the dBB Platform onto a PC and then ship the PC to a United States location reasonably specified by PaySys.

(b) Training. Delos shall perform, at Delos' standard rates and at an Atlanta, Georgia location reasonably specified by Delos, one training session of six days, or two sessions of three days each, at PaySys' election, to instruct no more than ten persons designated by PaySys regarding the dBB Platform and the creation of dBB Applications using the dBB Platform.

(c)      Patent Applications.

         (i) Delos shall use commercially reasonable efforts to cause letters patents to be issued with respect to each of the dBB Patent Applications at its sole cost and expense.

         (ii) If Delos determines that it is not in its business interest to cause letters patents to be issued with respect to any of the dBB Patent Applications, Delos shall promptly notify PaySys of the same so that, at PaySys' sole election, PaySys may instruct Delos to continue to cause letters patents to be issued with respect to each of the dBB Patent Applications at PaySys' cost and expense. In such an event, ownership of any such letters patents issued thereon shall remain with Delos, and the rights of PaySys and its Affiliates with respect thereto shall be as set forth in this Agreement. PaySys shall pay, within thirty (30) days after receipt, all invoices for costs reasonably incurred by Delos at the request of PaySys pursuant to this Section 4(c)(ii). However, all such amounts paid by PaySys to Delos shall be credited against any payments due Delos pursuant to this Agreement.

(d) Processors. For a period of five (5) years following the Effective Date, neither Delos nor any Affiliate of Delos shall directly or indirectly:


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         (i)      solicit, negotiate or effect the sale, transfer or assignment to any Processor of any dBB Application, in whole or in part, or the dBB System or any updates, modifications, enhancements or derivative works thereto, in whole or in part, for the purpose of processing Accounts, performing Account-Related Processing, providing Check Services or performing Check-Related Processing;

         (ii) authorize any Processor to use any dBB Application, in whole or in part, or the dBB System or any updates, modifications, enhancements or derivative works thereto, in whole or in part, for the purpose of processing Accounts, performing Account-Related Processing, providing Check Services or performing Check-Related Processing;

         (iii) grant to any Processor any right or license to: (A) use any dBB Application, in whole or in part, to process Accounts of, or perform Account-Related Processing for, third Persons; or
                  (B) use the dBB System or any updates, modifications, enhancements or derivative works thereto, in whole or in part, to create any dBB Application to process Accounts of, or perform Account-Related Processing for, third Persons; (C) use any dBB Application, in whole or in part, to provide Check Services to, or perform Check-Related Processing for, third Persons; or (D) use the dBB System or any updates, modifications, enhancements or derivative works thereto, in whole or in part, to create any dBB Application to provide Check Services to, or perform Check-Related Processing for, third Persons;

         (iv) use any dBB Application in whole or in part, to process Accounts of, or perform Account-Related Processing for, any third Person, or use the dBB System or any updates, modifications, enhancements or derivative works thereto, in whole or in part, to process Accounts of, or perform Account-Related Processing for, any third Person; or

         (v) use any dBB Application in whole or in part, to provide Check Services to, or perform Check-Related Processing for, any third Person, or use the dBB System or any updates, modifications, enhancements or derivative works thereto, in whole or in part, to provide Check Services to, or perform Check-Related Processing for, any third Person.

         For purposes of clarification, nothing contained in this Section 4(d) shall prevent Delos or any Affiliate of Delos from (X) using the dBB System or any updates, modifications, enhancements or derivative works thereto, in whole or in part, or any dBB Application, in whole or in part as a processor other than for processing Accounts, performing Account-Related Processing, providing Check Services or performing Check-Related Processing, or (Y) granting any right or license to any Person with respect to the dBB System or any updates, modifications, enhancements or derivative works thereto, in whole or in part, or any dBB Application, in whole or in part, in any manner that is not processing Accounts, performing Account-Related Processing, providing Check Services or performing Check-Related Processing, including by way of example and without limitation, performing processing or granting licenses with respect to non-Account transactions or non-Check Service transactions in: (vi) business-to-business e-commerce; (vii) electronic benefits


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         payments; (viii) closed loop payment systems (including the use of smart cards only with regard to such closed loop payment systems); and
         (ix) the telecommunication, banking, mutual fund, financial services, health care and insurance industries.

(e) PaySys Customers. For a period of forty-eight (48) months following the Effective Date, neither Delos nor any Affiliate of Delos shall solicit or grant to any PaySys Customer any right or license to use the dBB System or any updates, modifications, enhancements or derivative works thereto, in whole or in part, or any dBB Application, in whole or in part, to (i) process such PaySys Customer's own Accounts for its own benefit, (ii) perform Account-Related Processing with respect to Accounts owned by such PaySys Customer for its own benefit, (iii) provide Check Services with respect to checks issued by such PaySys Customer, or (iv) perform Check-Related Processing with respect to checks issued by such PaySys Customer for its own benefit; provided that nothing in this Agreement shall preclude Delos from:

                           (A) granting any right or license to any PaySys Customer listed on the attached Schedule 4(e) the use of any dBB Application as a commercial card system to process such PaySys Customer's own Accounts; or

                           (B) granting any right or license to, or otherwise dealing with, any PaySys Customer other than as set forth in this Section 4(e).

(f) For a period of thirty (30) months following the Effective Date, neither Delos nor any Affiliate of Delos shall solicit or grant to any PaySys Affiliate Customer any right or license to use the dBB System or any updates, modifications, enhancements or derivative works thereto, in whole or in part, or any dBB Application, in whole or in part, to
         (i) process such PaySys Affiliate Customer's own Accounts for its own benefit, (ii) perform Account-Related Processing with respect to Accounts owned by such PaySys Affiliate Customer for its own benefit,
         (iii) provide Check Services with respect to checks issued by such PaySys Affiliate Customer, or (iv) perform Check-Related Processing with respect to checks issued by such PaySys Affiliate Customer for its own benefit, or (v) provide Bill Payment Services; provided that nothing in this Agreement shall preclude Delos from:

                           (A) granting any right or license to any PaySys Affiliate Customer listed on the attached
                                    Schedule 4(e) the use of any dBB Application as a commercial card system to process such PaySys Affiliate Customer's own Accounts; or

                           (B) granting any right or license to, or otherwise dealing with, any PaySys Affiliate Customer other than as set forth in this
                                    Section 4(f).

5. PROPRIETARY RIGHTS LEGENDS. PaySys shall reproduce on all copies of the dBB Platform and derivative works thereto that PaySys creates or has created, the proprietary rights legends set forth on Schedule 5 in the manner set forth therein. In addition, PaySys shall replace or otherwise modify such legends as reasonably requested by Delos on all future copies of the dBB Platform and derivative works thereto that PaySys creates or has


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         created. Subject to the foregoing, PaySys and its Affiliates may modify the documentation and screen displays of the dBB Platform, any portion thereof and any derivative works thereto to conform them to the product branding, display and documentation standards of PaySys and its Affiliates, including to identify PaySys and/or its Affiliates as the service and software provider of the dBB Platform and derivative works thereto.

6.       PROPRIETARY RIGHTS.

(a) By Delos. As between Delos and PaySys and its Affiliates, subject to the licenses granted to Delos pursuant to that certain Trade Secret License Agreement dated as of April 27, 2001, between Delos and PaySys, Delos shall own all right, title and interest, including any Intellectual Property rights, in and to the dBB System.

(b) By PaySys and its Affiliates. Subject to Sections 2(a)(ii), 2(a)(iii) and 6(a), PaySys shall own all right, title and interest, including Intellectual Property rights, in and to all updates, modifications, enhancements or derivative works that PaySys or its Affiliates create or have created to, or with the use of, the dBB System.

(c) Cooperation. Each party shall perform any acts that may be deemed necessary or desirable by the other party to more fully evidence the foregoing Sections 6(a) and 6(b).

7. TAXES. The license granted herein is exclusive of any federal, state, or local excise, sales, use and similar taxes assessed or imposed with respect to the transactions set forth herein. PaySys shall be responsible for all such taxes assessed or levied upon Delos with respect to such transactions. PaySys shall pay any such amounts upon request of Delos accompanied by evidence of imposition of such taxes. Notwithstanding the foregoing, in no event shall PaySys be liable for taxes relating to Delos' income. PaySys shall not be responsible for payment of any interest or penalties in connection with the payment of any such taxes not caused by PaySys, and PaySys may protest the validity or amount of any such tax.

8.       LIMITED REPRESENTATIONS AND WARRANTIES; DISCLAIMERS.

(a) By Each Party. Each party represents and warrants to the other as follows:

         (i) Organization, Corporate Power, Etc. Each party: (A) is duly organized, validly existing and in good standing under the laws of the state in which it is incorporated; (B) has the requisite corporate or other power and authority to carry on its business as it is now being conducted; and (C) is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary.

         (ii) Authority of Parties. Each party has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement has been duly authorized and approved by all necessary corporate or other authorities and does not require any further authorization or consent.


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         (iii)    No Litigation. To each party's respective knowledge, there are no lawsuits, claims, suits, proceedings or investigations pending or threatened against it that questions the legality or propriety of the transactions contemplated by this Agreement.

         (iv) Consents and Approvals. No consent, approval, authorization, action or order of, or declaration, filing or registration with, or notice to, any court, administrative agency, governmental body or other third party is required to be made or obtained by a party in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated by it, or the performance of its obligations under it.

         (v) Noncontravention. The execution, delivery and performance by each party of this Agreement will not conflict with, constitute a breach of, or default under, or violate any provision of any agreement, indenture, note, or other instrument to which such party is a party or by which such party is or may be bound or to which any of such party's property or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such party or to any property or assets of such party.

(b) By Delos. Delos represents and warrants to PaySys that: (i) no viruses or similar data-damaging elements generally known in the software industry or disabling devices shall be present in the dBB Platform at the time it is delivered in accordance with Section 3; and (ii) the dBB System does not include any Intellectual Property rights, Software, or other rights of Accenture.

(c) DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 8, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, NATURE OR DESCRIPTION, EITHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE dBB SYSTEM OR ANY OTHER GOODS OR SERVICES PROVIDED HEREUNDER, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND EACH PARTY HEREBY DISCLAIMS THE SAME. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES THAT THE dBB PLATFORM WILL OPERATE UNINTERRUPTED OR ERROR FREE.

9.       LIABILITY LIMITATIONS; DISCLAIMER OF DAMAGES.

(a) Liability Limitation. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR LIABILITY ARISING PURSUANT TO SECTIONS 10, 11 AND 13, THE CUMULATIVE AGGREGATE LIABILITY OF A PARTY AND ITS RESPECTIVE AFFILIATES ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LIMITED TO THE LESSER OF: (i) FIVE MILLION DOLLARS ($5,000,000); OR
         (ii) THE ACTUAL DIRECT DAMAGES SUFFERED BY THE OTHER PARTY AND ITS AFFILIATES.

(b) Disclaimer of Damages. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR LIABILITY ARISING PURSUANT TO A BREACH OF A PARTY'S OBLIGATIONS SET FORTH IN SECTION 13, OR DAMAGES AWARDED TO A THIRD PERSON PURSUANT TO INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTIONS 10 AND 11, IN NO EVENT SHALL EITHER PARTY, THEIR AFFILIATES OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL THEORY FOR ANY LOST PROFITS, LOSS OF DATA, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES, REGARDLESS OF WHETHER EITHER PARTY OR ANY OTHER SUCH PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(c) Allocation of Risk. THE FOREGOING REPRESENTS AN EXPRESS ALLOCATION OF RISK. EACH PARTY, ON BEHALF OF ITSELF AND ITS AFFILIATES ACKNOWLEDGES THAT EACH PARTY HAS ENTERED INTO THIS AGREEMENT IN RELIANCE UPON THE DISCLAIMERS SET FORTH IN THIS AGREEMENT AND THAT THE SAME FORM AN ESSENTIAL BASIS OF THE BENEFIT OF THE BARGAIN BETWEEN THE PARTIES.

10. INDEMNIFICATION BY DELOS. Delos shall defend, indemnify and hold harmless PaySys, its Affiliates and their respective directors, officers, employees, agents and contractors (each a "PaySys Indemnitee") from and against all third Person claims, liabilities, losses or damages (including reasonable attorneys fees, expert witness fees, expenses and costs of settlement) resulting from or arising out of:

         (i)      any third Person claim or suit asserted or brought within five
                  (5) years following the Effective Date against any PaySys Indemnitee alleging that the dBB System or any portion thereof as delivered by Delos to PaySys infringes, misappropriates or violates any copyright or trade secret of any third Person;

         (ii) any third Person claim or suit known to Delos or any Delos Affiliate as of the Effective Date and brought against any PaySys Indemnitee alleging that the dBB System or any portion thereof as delivered by Delos to PaySys infringes, misappropriates or violates any copyright or trade secret of any third Person; and

         (iii)    any third Person claim or suit asserted or brought within five
                  (5) years following the Effective Date against any PaySys Indemnitee arising out of an Encumbrance on the dBB System or any portion thereof which is existing as of the Effective Date.

(b) In addition to the obligations set forth in Section 10(a), if a final injunction is obtained against PaySys' or an Affiliate of PaySys' use of the dBB System or any portion thereof by reason of a claim set forth in Sections 10(a)(i) or 10(a)(ii), or if in Delos' reasonable opinion the dBB System or any portion thereof is likely to become the subject to a claim as set forth in Sections 10(a)(i) or 10(a)(ii), Delos shall, at its sole option and expense: (i) procure for PaySys and/or the Affiliate of PaySys, as applicable, the right to continue using the same in the manner permitted hereunder; (ii) replace or modify the same so that it no longer becomes subject to any such claim; or if neither of the foregoing are available (as reasonably determined by Delos) without the expenditure of more than five hundred thousand dollars ($500,000), terminate Section 2 only to the extent of the infringement, misappropriation or violation, upon ninety (90) days prior notice to PaySys and pay PaySys five hundred thousand dollars ($500,000) within ninety (90) days after such notification, provided, that Delos' liability pursuant to this Section 10(b)(iii) shall not exceed five hundred thousand dollars ($500,000).

11.      INDEMNIFICATION BY PAYSYS.

(a) PaySys shall defend, indemnify and hold harmless Delos, its Affiliates and their respective directors, officers, employees, agents and contractors (each a "Delos Indemnitee") from and against all third Person claims, liabilities, losses or damages (including reasonable attorneys fees, expert witness fees, expenses and costs of settlement) resulting from or arising out of:

         (i)      any third Person claim or suit asserted or brought within five
                  (5) years following the Effective Date against any Delos Indemnitee alleging that any updates, modifications, enhancements, derivative works or portions thereof that PaySys or its Affiliates create or have created to the dBB System infringe, misappropriate or violate any copyright or trade secret of any third Person;

         (ii)     any third Person claim or suit asserted or brought within five
                  (5) years following the Effective Date against any Delos Indemnitee with respect to any use by PaySys of any dBB Application or portion thereof created by or on behalf of PaySys; and

         (iii)    any third Person claim or suit asserted or brought within five
                  (5) years following the Effective Date against any Delos Indemnitee should PaySys continue to use the dBB System or any portion thereof for which its license has terminated in accordance with Section 10(b)(iii).

         (iv) any third Person claim or suit asserted or brought against any Delos Indemnitee should PaySys or any of its Affiliates continue to use the dBB System or any portion thereof pursuant to Section 14(c)(iii) after this Agreement is terminated by Delos in accordance with Section 14(b) with regard to the rights of PaySys' and its Affiliates' sublicensees who are not PaySys or PaySys Affiliates who continue to receive support from PaySys after such termination.

(b) For the avoidance of doubt, subject to Sections 11(a)(iii) and 11(a)(iv), neither PaySys nor any of its Affiliates shall have any obligation or liability hereunder with respect to claims or suits alleging that the dBB System or any portion thereof infringes, misappropriates or violates any Intellectual Property of any other Person.

12.      INDEMNIFICATION PROCEDURES.

(a)      The obligations of Delos under Section 10, or of PaySys and under
         Section 11 (in each instance the "Indemnitor"), to defend, indemnify and hold harmless PaySys Indemnitees and Delos Indemnitees, as applicable (the "Indemnitee") shall be subject to the following:

         (i) the Indemnitee shall provide the Indemnitor with prompt notice of the claim or suit giving rise to such obligation; provided, however, that any failure or delay in giving such notice shall only relieve the Indemnitor of its obligations under Section 10 or Section 11, as applicable, to the extent it reasonably demonstrates that its defense or settlement of such claim or suit was adversely affected thereby;

         (ii) subject to Section 12(b), the Indemnitor shall have sole control of the defense and of all negotiations for settlement of such claim or suit, it being understood that the Indemnitor shall not, without the Indemnitee's prior written consent (which consent shall not be unreasonably withheld or delayed), compromise or settle such claim or suit if: (A) such compromise or settlement would impose an injunction or other equitable relief upon the Indemnitee; or (B) such compromise or settlement does not include the third Person's release of the Indemnitee from all liability relating to such claim or suit for which the Indemnitee is entitled to be indemnified; and

         (iii) the Indemnitee shall cooperate with the Indemnitor in the defense or settlement of any such claim or suit, provided that the Indemnitee shall be reimbursed for all reasonable out-of-pocket expenses incurred in providing any such cooperation.

(b) Notwithstanding Section 12(a)(ii), a PaySys Indemnitee may elect to assume the defense of any such claim or suit at its own expense; provided that in such case, Delos shall: (i) cooperate with the PaySys Indemnitee in the defense and settlement of any such claim or suit;
         (ii) reimburse such PaySys Indemnitee for fifty percent (50%) of the costs and expenses of such PaySys Indemnitee relating to the assumption of such defense; (iii) pay any damages provisionally or finally awarded with respect to such claim or suit; and (iv) subject to its written consent (which consent shall not be unreasonably withheld or delayed), pay any settlement with respect to such claim or suit.

(c) Except as set forth in Section 12(b), if the Indemnitor does not assume full control over the defense of a claim or suit in accordance with
         Section 12(a)(ii), then the Indemnitor may participate in such defense, at its sole cost and expense, and the Indemnitee may defend or settle the claim or suit in such manner as it may deem appropriate, at the sole cost and expense of the Indemnitor.

13.      CONFIDENTIALITY.

(a) Confidential Information. For purposes of this Agreement, "Confidential Information" shall mean all technical, business, and other information and materials of PaySys disclosed to or obtained by Delos, or of Delos disclosed to or obtained by PaySys, in connection with this Agreement whether prior to, on or after the Effective Date, that derives economic value, actual or potential, from not being generally known to others, including, any technical or non-technical data, designs, methods, techniques, drawings, processes, products, inventions, improvements, methods or plans of operation, research and development, business plans and financial information of such party. Without limiting the generality of the foregoing, non-public information concerning the dBB System (including all documentation and specifications therefor) shall be deemed Confidential Information of Delos and among other things: (i) Confidential Information shall include confidential or proprietary information and materials of third parties and their respective Affiliates in possession of one of the parties to this Agreement and needed to perform obligations hereunder; and (ii) this Agreement, financial information and confidential business plans of either party shall in any event be considered Confidential Information of the parties or their licensors, respectively.

(b) Obligations. Except as expressly authorized herein or by prior written consent of the disclosing party, which consent may be withheld in the disclosing party's sole discretion, the receiving party shall:

         (i) limit access to any Confidential Information received by it to its employees, agents, representatives, and consultants who have a need-to-know in connection with this Agreement and the obligations of the parties hereunder, and who are under written or ethical obligations to maintain the confidentiality of the receiving party's Confidential Information;

         (ii) advise its employees, agents, representatives and consultants having access to the Confidential Information of the proprietary nature thereof and of the obligations set forth in this Agreement and that such Confidential Information is to be treated as the Confidential Information of the receiving party;

         (iii) safeguard all Confidential Information received by it using a reasonable degree of care, but not less than that degree of care used by the receiving party in safeguarding its own similar information or material;

         (iv) not disclose any Confidential Information received by it to third Persons; and

         (v) use the Confidential Information of the other party only for the performance of such party's obligations and exercise of such party's rights under this Agreement.

         A receiving party shall be responsible for any unauthorized use or disclosure of any Confidential Information received by the receiving party's employees, agents, representatives and consultants.

(c) Exceptions to Confidentiality. Notwithstanding the foregoing Section 13(b), the parties' obligations respecting confidentiality and limitation on use under Section 13(b) shall not apply to any particular information or materials that the other party can demonstrate:

         (i)      was, at the time of disclosure to it, in the public domain;

         (ii) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving party;

         (iii) was in the lawful possession of the receiving party at the time of disclosure to it without being subject to an obligation of confidentiality;

         (iv) was received after disclosure to it from a third Person who had a lawful right to disclose such information or materials to it;

         (v) was independently developed by the receiving party without reference to or reliance upon Confidential Information received by the receiving party;

         (vi) was required to be disclosed to any regulatory body having jurisdiction over the parties or any of their respective Affiliates or their respective clients, provided that such party shall use reasonable efforts to provide the other party with prior notice thereof so that the other party may seek a protective order or other appropriate remedy to prevent such disclosure, and if such protective order or other remedy is not obtained prior to the time such disclosure is required, the party required to make the disclosure shall only disclose that portion of such Confidential Information which it is legally required to disclose; or

         (vii) that disclosure is necessary by reason of legal, accounting or regulatory requirements beyond the reasonable control of the receiving party, provided that such party shall use all reasonable efforts to provide the other party with prior notice thereof so that the other party may seek a protective order or other appropriate remedy to prevent such disclosure, and if such protective order or other remedy is not obtained prior to the time such disclosure is required, the party required to make the disclosure will only disclose that portion of such Confidential Information which it is legally required to disclose.

(d) The restrictions contained in this Section 13 shall not apply to any Delos information that does not constitute a trade secret under applicable law two years after the expiration or termination of this Agreement for any reason.

14.      DEFAULT AND TERMINATION.

(a) Except as set forth in Section 14(b), if Delos, PaySys or any PaySys Affiliate fails to remedy within thirty (30) days after notice thereof a failure to perform any obligation imposed pursuant to this Agreement or comply with any restriction or other provision contained in this Agreement, the notifying party may resolve the same as set forth in
         Section 15.

(b) If a party shall fail to pay when due any amounts due pursuant to this Agreement after one hundred eighty (180) days after notice thereof by the other party, such other party may terminate this Agreement after such one hundred eighty (180) day period unless such amounts are paid within such one hundred eighty (180) day period.

(c)      If Delos terminates this Agreement pursuant to Section 14(b):

         (i)      the rights and licenses granted herein shall terminate;

         (ii) subject to Section 14(c)(iii) PaySys and its Affiliates shall promptly delete all copies of the dBB Platform, including all executable versions used in dBB Applications, from all computers and storage devices and at PaySys' option, either immediately return to Delos all copies of the dBB Platform or destroy all copies of the dBB Platform and certify to Delos the compliance with the foregoing;

         (iii) notwithstanding anything to the contrary set forth in Section 14(c), PaySys and its Affiliates may retain copies of the dBB Platform solely for the purpose, and solely to the extent necessary for, continued support of PaySys' and its Affiliates' sublicensees who are not PaySys or PaySys Affiliates; and

         (iv) the following provisions shall survive the termination of this Agreement by Delos pursuant to Section 14(b) for any reason:
                  Sections 5, 6, 7, 8(c), 9, 10, 11, 12, 13, 14(c), 15, 16(a),
                  18 and 19.

(d)      If PaySys terminates this Agreement pursuant to Section 14(b):

         (i)      the rights and licenses granted herein shall continue;

         (ii) without further action on either party, Section 2(a) shall be revised to read in its entirety as set forth on Schedule 14(d)(ii); and

         (iii) the following provisions shall survive the termination of this Agreement by PaySys pursuant to Section 14(b) for any reason:
                  Sections 2, 3, 4, 5, 6, 7, 8(c), 9, 10, 11, 12, 13, 14(d), 15,
                  16(b), 17, 18 and 19.

15.      DISPUTE RESOLUTION.

(a) Subject to Section 15(b), any and all Disputes shall be resolved as provided in Schedule 15(a).

(b) Notwithstanding anything to the contrary set forth herein, no party shall be required to submit any dispute or disagreement regarding the interpretation of any provision of this Agreement, the performance by a party of such party's obligations under this Agreement or a default hereunder to the mechanisms set forth in Section 15(a), if such submission seeks solely equitable relief from irreparable harm.

16.      COVENANT NOT TO SOLICIT EMPLOYEES.

(a) Without the consent of Delos, for a period of one (1) year following the Effective Date, PaySys shall not induce or persuade any employee of Delos or any of its Affiliates to terminate such employment relationship to enter into any employment, independent contractor or other business relationship with PaySys or any of its Affiliates. The covenant contained in this Section 16(a) shall not apply to solicitations of a general nature or if any such employee approaches PaySys with respect to any of the foregoing opportunities.

(b) Without the consent of PaySys, for a period of one (1) year following the Effective Date, Delos shall not induce or persuade any employee of PaySys or any of its Affiliates to terminate such employment relationship to enter into any employment, independent contractor or other business relationship with Delos or any of its Affiliates. The covenant contained in this Section 16(b) shall not apply to solicitations of a general nature or if any such employee approaches Delos with respect to any of the foregoing opportunities.

17. RIGHTS IN BANKRUPTCY. Delos agrees that if Delos as a debtor-in-possession or a trustee in bankruptcy rejects this Agreement, PaySys and any of its Affiliates may elect to retain their respective rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code. To the extent permitted by Section 365(n) of the Bankruptcy Code, upon request of PaySys and/or any of its Affiliates to Delos or the trustee in bankruptcy, Delos or such trustee shall allow PaySys and/or any of PaySys' Affiliates, as applicable, to exercise their respective rights under this Agreement and shall not interfere with the rights of PaySys or any of its Affiliates as provided in this Agreement, provided that PaySys and its Affiliates, as applicable, continue to comply with the provisions of this Agreement.

18.      SOURCE CODE ESCROW AGREEMENT.

(a) Delos shall keep on deposit with DSI Technology Escrow Services, Inc. (the "Escrow Agent") the source code and executable code for the dBB Software, including: (i) the source code and executable code for all modifications, enhancements, upgrades, and add-ons thereto and any derivative works thereof relating to any dBB Liabilities [existing as of the Effective Date]; and (ii) all materials, diagrams, drawings, manuals and documents required for ongoing support of the foregoing (collectively, the "Escrow Materials"). The Escrow Materials shall be on deposit with the Escrow Agent pursuant to the terms of the escrow agreement between Delos, PaySys and the Escrow Agent (the "Escrow Agreement"), to be entered into within 30 days after the Effective Date. The Escrow Agreement shall be substantially in the form of
         Schedule 18(a) attached hereto. Delos shall update the Escrow Materials as any changes to the Escrow Materials relate to the dBB Liabilities each year on the anniversary of the initial deposit of the Escrow Materials.

(b) The Escrow Agreement shall provide that the Escrow Agent shall release the Escrow Materials to PaySys and its Affiliates if: (i) any proceedings are instituted by or against Delos seeking to adjudicate Delos as bankrupt or insolvent, or seeking liquidation, winding-up, arrangement, adjustment, relief or compensation of its debts under bankruptcy law, or seeking the entry of an order for relief or the appointment of a receiver trustee or other similar official for it or for its property and such proceedings are not dismissed within sixty
         (60) days after they are instituted; (ii) PaySys terminates this Agreement in accordance with Section 14(b); or (iii) Delos fails to meet the obligations regarding the dBB Liabilities assumed by Delos in accordance with the Contribution Agreement, and fails to cure such default within 60 days after receiving notice of such default from PaySys.

(c) The Escrow Agreement shall terminate upon the later of: (i) the termination of all dBB Liabilities; or (ii) 4 years after the Effective Date.

(d) Notwithstanding anything in this Agreement or the Escrow Agreement to the contrary and subject to the terms and conditions of this Agreement, Delos hereby grants to: (i) PaySys and its Affiliates; and (ii) the Transferred Operations and any successor entity, a non-exclusive, nontransferable (except as otherwise provided in this Agreement), worldwide, royalty-free and fully paid up right and license to use, execute, sublicense, copy, modify and have modified the Escrow Materials solely to the extent necessary to discharge any obligations relating to the dBB Liabilities, which right and license such parties may exercise at any time after the Escrow Materials have been released by the Escrow Agent.

19.      MISCELLANEOUS.

(a) Assignment; Transfer. Except as provided herein, neither party may assign or transfer this Agreement and any such attempted assignment or transfer shall be void. Either party may: (i) transfer this Agreement in connection with any merger or consolidation of such party with another Person, provided that such party furnishes the other party with notice of such transfer within ten (10) business days after the announcement of the same; or (ii) in connection with the sale of substantially all of the party's assets (including the rights of a party under this Agreement), provided that (A) the assignee thereof shall assume all of such party's obligations hereunder, and (B) the party furnishes the other party with notice of the closing of such assignment and assumption within ten (10) business days after the same. Subject to the foregoing, all provisions contained in this Agreement shall extend to and be binding upon the parties hereto and their respective permitted successors and permitted assigns.

(b) Waiver. No failure or delay on the part of any party to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall a single or partial exercise by any party of any right or remedy preclude any further exercise thereof or the exercise of any other right or remedy. No express waiver or assent by a party to any breach of or default in a term or condition of this Agreement shall constitute a waiver of or assent to any other breach of or default in the same or any other term or condition hereof.

(c) Independent Contractors. The Parties acknowledge that the relationship between Delos and PaySys is that of licensor and licensee and nothing contained in this Agreement shall be construed to place either party in the relationship of principal and agent, master and servant, partners or joint venturers with the other party or its Affiliates. Neither party shall have, expressly or by implication, or represent itself as having any authority to make contracts or enter into any agreement in the name of the other parties, or to obligate or bind the other party in any manner whatsoever.

(d) Entire Agreement. This Agreement and its Schedules supersedes all prior discussions, understandings and agreements between the parties with respect to the matters contained herein, and contains the sole and entire agreement between the parties with respect to the transactions contemplated herein. This Agreement may not be amended or modified except by another agreement in writing executed by the parties hereto.

(e) Governing Law. The validity and effect of this Agreement shall be governed by the laws of the State of Florida, without regard to its rules regarding conflicts of law.

(f) Force Majeure. No party shall be liable for any default or delay in the performance of its obligations (other than payment obligations, if any) under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by: (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country; (iii) any act or omission of the other party or any governmental authority; or (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy). In any such event, the non-performing party shall be excused from any further performance or observance of the obligation so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

(g) No Third-Party Beneficiaries. Nothing contained in this Agreement is intended to confer upon any party (other than the parties hereto and Affiliates of either party) any rights, benefits or remedies of any kind or character whatsoever, and no party shall be deemed a third-party beneficiary under or by reason of this Agreement.

(h) Consent. If either party requires the consent or approval of the other party for the taking of, or omitting to take, any action under this Agreement, except as expressly set forth in this Agreement, such consent or approval shall not be unreasonably withheld or delayed.

(i) Severability. If any provision of this Agreement or the application of any such provision to any party or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable so as to materially effectuate the parties' intent.

(j) Notices. Any notices, requests, demands, certifications and other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if delivered in person or if mailed by registered or certified mail, postage prepaid, to the parties at the addresses specified in this Section 19(j), or if transmitted by facsimile to the fax number specified below and confirmed by the recipient by facsimile. A party may change the address or fax number to which notices are to be sent by giving notice to the other party in the manner provided herein. Notices sent by mail shall be deemed delivered when received. Notices transmitted by confirmed facsimile shall be deemed delivered on the date of transmittal.

         If to PaySys:                              If to Delos:

         First Data Corporation                     Delos Payment Systems, Inc.
         5660 New Northside Drive                   One Meca Way
         Suite 1400                                 Norcross, GA 30093
         Atlanta, GA 30328-5800                     Attn: President
         Attn: General Counsel                      Telecopy: (770) 564-8006
         Telecopy: (770) 857-0414

         With a copy to:                            With a copy to:

         Sidley & Austin                            Kilpatrick Stockton LLP
         Bank One Plaza                             Suite 2800
         10 S. Dearborn St.                         1100 Peachtree Street
         Chicago, IL 60603                          Atlanta, GA 30309-4530

         Attention: Frederick C. Lowinger           Attn: Larry Ledbetter
         Telecopy: (312) 853-7036                   Telecopy: (404) 815-6555

(k) Export. Neither PaySys nor its Affiliates shall export or re-export the dBB System without appropriate United States and/or foreign government licenses, and PaySys and its Affiliates shall comply with all applicable export and import laws and regulations with respect thereto.

(l) Headings. Headings as to the contents of particular sections are inserted only for convenience and shall not be construed a part of this Agreement or as a limitation on the scope of any of the terms or provisions of this Agreement.

(m) No Interpretation Against Drafter. Both parties have participated substantially in the negotiation and drafting of this Agreement and each party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

(n) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly authorized officers as of the Effective Date.

DELOS PAYMENT SYSTEMS, INC.            PAYSYS INTERNATIONAL, INC.



By:                                       By:
   ----------------------------------        ----------------------------------

Name:                                     Name:
     --------------------------------          --------------------------------

Title:                                    Title:
      -------------------------------           -------------------------------

                                      NOTE

   SCHEDULES TO THIS EXHIBIT ARE NOT FILED HEREWITH. THE REGISTRANT AGREES TO
    PROVIDE THE SCHEDULES SUPPLEMENTALLY UPON REQUEST OF THE SECURITIES AND
                              EXCHANGE COMMISSION.


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